EXHIBIT 99.1

Contact:
Luminent Mortgage Capital, Inc.
Christopher J. Zyda
Senior Vice President &
Chief Financial Officer
Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL PROVIDES
SEASONED LOAN LEVEL CREDIT PERFORMANCE
RELATIVE TO ALT-A INDUSTRY METRICS

SAN FRANCISCO, CA, May 29, 2007 - Luminent Mortgage Capital, Inc. (NYSE: LUM) provided today loan level credit performance for its hybrid and pay-option mortgage loans at nine months of seasoning relative to the comparable nine-month seasoned credit performance of several well-known Alt-A residential mortgage-backed securities shelves as published in the Merrill Lynch Mortgage Investor on May 17, 2007.

The table below details for hybrid loans the 60+ day delinquencies, foreclosures and real estate-owned as calculated pursuant to the MBA method as a percentage of the outstanding loan principal balance at nine months of seasoning for loans originated in 2006:

	60+ day
	Delinquencies,
	Foreclosures, and
	Real Estate-Owned
	as a Percentage of
	Outstanding
	Principal Balance	Delinquency Ratio
Hybrid Alt-A Shelf Ticker	at Nine Months of	as Compared to
and Name	Seasoning	Luminent
LXS (Lehman)	8.52%	7.45%
BALTA (Bear Stearns)	7.43	6.36
RAMP (RFC/GMAC)	5.70	4.63
IMSA (Impac)	5.65	4.58
MSM (Morgan Stanley)	5.64	4.57
DBALT (Deutsche Bank)	5.29	4.22
ARMT (Credit Suisse)	4.82	3.75
RALI (RFC/GMAC)	4.38	3.31
CWALT (Countrywide)	4.14	3.07
HVMLT (Harbor View Greenwich)	3.35	2.28
GSAA (Goldman Sachs)	3.34	2.27
INDX (IndyMac)	3.05	1.98
SARM (Lehman)	1.84	0.77
BAFC (Bank of America)	1.67	0.60
FHAMS (First Horizon)	1.31	0.24
LUM (Luminent)	1.07	NM
CMLTI (Citicorp)	1.02	(0.05)

Arithmetic average of shelves excluding Luminent	4.20	3.13

The table below details for pay-option loans the 60+ day delinquencies, foreclosures and real estate-owned as calculated pursuant to the MBA method as a percentage of the outstanding loan principal balance at nine months of seasoning for loans originated in 2006:

	60+ day
	Delinquencies,
	Foreclosures, and
	Real Estate-Owned
	as a Percentage of
	Outstanding
	Principal Balance	Delinquency Ratio
Pay Option Alt-A Shelf Ticker	at Nine Months of	as Compared to
and Name	Seasoning	Luminent
CWALT (Countrywide)	2.05%	1.21%
SAMI (Bear Stearns)	1.52	0.68
LXS (Lehman)	1.39	0.55
INDX (IndyMac)	1.26	0.42
RALI (RFC/GMAC)	1.23	0.39
WMALT (Washington Mutual)	1.02	0.18
HVMLT (Harbor View Greenwich)	1.01	0.17
LUM (Luminent)	0.84	NM
AHMA (American Home Mortgage)	0.62	(0.22)
WAMU (Washington Mutual)	0.34	(0.50)

Arithmetic average of shelves excluding Luminent	1.16	0.32

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the ticker “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans originated in cooperation with selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue”, “estimate”, “intend”, “project”, “believe”, “expect”, “plan”, “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the flattening of, or other changes in the yield curve, on Luminent’s investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments; and

•	volatility in the timing and amount of Luminent’s cash distributions.

Any or all of Luminent’s forward-looking statements in this press release, may turn out to be inaccurate. Luminent has based these forward-looking statements largely on its current expectations and projections about future events and future trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions Luminent might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under the caption ‘Risk Factors’ in the documents Luminent files from time to time with the Securities and Exchange Commission after the date of this press release. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur as contemplated and actual results could differ materially from those anticipated or implied by Luminent’s forward-looking statements.

You should not rely unduly on those forward-looking statements, which speak only as of the date of this press release. Unless required by the federal securities laws, Luminent undertakes no obligation to update publicly or revise any forward-looking statements to reflect new information or future events.